SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into effective as of the 2nd day of November, 2009 by and among FNDS3000 Corp., a Delaware corporation (the “Company”), and Sherington Holdings, LLC (the “Investor”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company and the Investor have entered into that certain Registration Rights Agreement dated January 6, 2009 (the “Original Agreement”) as amended by that certain First Amendment to Registration Rights Agreement dated July 1, 2009 (the “First Amendment” and, collectively with the Original Agreement, the “Agreement”); and

WHEREAS, the Parties have amended and restated that certain Amended and Restated Warrant to Purchase Common Stock of the Company dated July 1, 2009 by entering into that certain Second Amended and Restated Warrant to Purchase Common Stock of the Company, of even date herewith (the “Second Amended and Restated Warrant”), to change the amount of shares of Common Stock initially issuable upon the exercise thereof (as may be adjusted pursuant to the terms of the Second Amended and Restated Warrant, the “Warrant Shares”); and

WHEREAS, the Parties have amended that certain Second Amended and Restated Secured Convertible Promissory Note from the Company to Investor dated July 1, 2009 pursuant to that certain Forebearance and Note Modification Agreement of even date herewith to provide, among other things, that its principal amount of $1,000,000 shall be convertible into shares of Common Stock at an exercise price of $0.15 per share (as may be adjusted pursuant to the terms of the Second Amended and Restated Secured Convertible Promissory Note, the “Conversion Shares”); and

WHEREAS, the Parties have entered into that certain Securities Purchase Agreement dated October     , 2009 (the “Purchase Agreement”) whereby (a) Investor has agreed to purchase up to 10,000,000 shares of the Company’s Common Stock (the “Fall 2009 Common Shares”) for a purchase price of $0.15 per share; and (b) the Company has agreed to issue warrants to Investor initially exercisable for the purchase of 10,000,000 shares of Common Stock (as may be adjusted pursuant to the terms of such new warrants, the “Fall 2009 Warrant Shares”) at a price equal to $0.175 per share; and provided that such Common Stock and warrants are to be issued at the First Closing and the Second Closing (as described in, and each as defined in, the Purchase Agreement) and, as such, the terms “Fall 2009 Common Shares” and “Fall 2009 Warrant Shares” shall include the Common Stock and shares underlying the warrant issuable at the Second Closing only if such Second Closing occurs; and

WHEREAS, pursuant to the Purchase Agreement, Investor may also have the opportunity to purchase certain other shares of Common Stock (defined in the Purchase Agreement as “Unsubscribed Other Shares”) and to be issued an Additional Warrant (as defined in the Purchase Agreement) exercisable for the purchase of a number of shares equal to the Unsubscribed Other Shares (the “Additional Warrant Shares”) at a price equal to $0.175 per share, and, as such, should Investor purchase the Unsubscribed Other Shares and be issued the Additional Warrant, then such Unsubscribed Other Shares and the Additional Warrant Shares shall be deemed included in the definitions of “Fall 2009 Common Shares” and “Fall 2009 Warrant Shares”, respectively, for purposes of this Amendment and the Agreement; and

WHEREAS, the Parties wish to provide registration rights for the benefit of the Investor and its successors and assigns with respect to the Warrant Shares; the Conversion Shares; the Fall 2009 Common Shares; and the Fall 2009 Warrant Shares.

NOW, THEREFORE, for and in consideration of the mutual promises of the Parties as set forth herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article 1

Amendments to the Agreement

1.1 Section 1.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.13 “Shares” shall mean the Common Shares, the New Common Shares (as defined in the First Amendment), the Warrant Shares, the New Warrant Shares (as defined in the First Amendment), the Conversion Shares, the Fall 2009 Common Shares, and the Fall 2009 Warrant Shares and any shares of Common Stock hereafter acquired by Investor or its affiliates, as such term is defined in the Securities Act.”

Article 2

Miscellaneous

1.2 Counterparts; Facsimile Signatures. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Amendment, and any telecopy or other facsimile transmission of any signature of a Party shall be deemed an original and shall bind such Party.

2.2 Nature of Amendment. This Amendment contains the entire agreement of the Parties with respect to the specific subject matter hereof and supersedes all prior written or oral correspondence between the Parties and their representatives (including emails) regarding the specific subject matter hereof.

2.3 Ratification of Agreement. Except as expressly set forth in this Amendment, all other provisions of the Agreement remain unchanged and in full force and effect.

2.4 Amendments. No amendment to the terms and conditions of this Amendment shall be valid and binding on the Parties unless made in writing and signed by an authorized representative of each of the Parties.

2.5 Waiver. No waiver of any provision of this Amendment, or breach hereof, shall be effective unless it is in writing, signed by the Party waiving such provision.

2.6 Governing Law. This Amendment shall be interpreted in accordance with the substantive and procedural laws of the State of Delaware, without regard to its choice of laws rules which may dictate the application of the laws of another jurisdiction.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Amendment to be duly executed as of the date first above written.

FNDS3000 CORP.

/s/ John Watson
By:	John Watson
Title:	Executive Vice President

SHERINGTON HOLDINGS, LLC

/s/ Raymond Goldsmith
By:	Raymond Goldsmith
Title:	Chairman

3